EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

Charles D. Knight

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com
CATO REPORTS

4Q AND FULL YEAR LOSS

CHARLOTTE, N.C. (March 20, 2025) – The Cato Corporation (NYSE: CATO) today reported a net loss of ($14.1)
million or ($0.74) per diluted share for the fourth quarter ended February

1, 2025, compared to a net loss of ($23.4)
million or ($1.14) per diluted share for the fourth quarter ended

February 3, 2024.

Full-year fiscal 2024 net loss
was ($18.1) million or ($0.97) per diluted share compared to a net loss of ($23.9) million or ($1.17) per diluted share for
2023.

The fiscal year and fourth quarter ended February 1, 2025 contains

52 weeks and 13 weeks, respectively versus 53
weeks and 14 weeks in the fiscal year and fourth quarter ended February

3, 2024, respectively.
Sales for the fourth quarter ended February 1, 2025 were $155.3 million,

a decrease of 10.0% from sales of $172.1 million
for the fourth quarter ended February 3, 2024.

On a comparable 13-week basis, total sales for the quarter decreased

5.1%
and same-store sales decreased 0.8% from last year.

For the year, the Company's sales decreased 8.3% to $642.1
million from 2023 sales of $700.3 million.

On a comparable 52-week basis, total sales for the fiscal

year ended February
1, 2025 decreased 6.8% and same store sales decreased 3.1% to last year.

"
Our fiscal 2024 sales trend was negatively impacted by

continued pressure on our customers’ discretionary spending
levels, and a difficult third quarter which included three hurricanes and supply chain interruptions, ” said John Cato,
Chairman, President and Chief Executive Officer.
“Our fourth quarter sales trend improved compared to our full year

and
third quarter sales trend.

This was partly due to improvements in our supply chain and our Distribution

Center (DC)
efficiency as we worked through our DC automation conversion issues.

During the year we continued to focus on
controlling expenses and improving our merchandise offering .
”

Fourth-quarter gross margin decreased from 31.0% of sales in 2023 to 28.0% of sales in 2024 reflecting pressure from increased markdowns, coupled with higher distribution costs and domestic freight costs, as well as deleveraging of
occupancy costs
.

Selling, general and administrative (SG&A) expenses as

a percent of sales decreased from 39.2% in
2023 to 37.8% in 2024 during the quarter, primarily due to decreased incentive compensation, insurance,

closed store and
impairment expenses partially offset by increased professional fees.

For the quarter, SG&A expenses decreased $8.8
million. Income tax expense for the quarter was $0.3 million compare
d to expense of $10.9 million last year.

The
decrease in tax expense for the quarter was due primarily to a non-cash valuation allowance recorded against U.S. federal
and state deferred tax assets last year.
For the full year 2024, gross margin decreased from 33.7% of sales in 2023 to 32.0% of sales in 2024.

This decrease was
in part due to higher distribution and freight costs and deleveraging of our occupancy costs.

SG&A expenses decreased to
36.0% of sales in 2024 compared to 36.1% of sales in 2023.

The SG&A rate decrease was primarily due to
decreased
incentive compensation, insurance, closed store and impairment expenses partially offset by increased payroll expenses as
a percent of sales.

For the year, SG&A expenses decreased $21.3 million. Income tax expense for the year was $1.9 million compared to expense of $10.1 million las
t year.

The decrease in tax expense for the year was due primarily to a non-cash valuation allowance recorded against U.S. federal and state deferred tax assets last year.
“As we look ahead to 2025, we remain cautious in this challenging economic environment with pressures related to newly
implemented tariffs and the uncertainty of potential additional tariffs,” stated Mr. Cato.

“In 2025, we will continue our
focus on reducing expenses.
To this end, we eliminated approximately 40 corporate positions in February. We also expect
expense reductions in other areas of our business as we continue our productivity and efficiency initiatives including

reductions in our distribution and domestic freight expenses.

We will continue our initiatives on improving our
merchandise assortment, including introducing new offerings.”
During 2024, the Company opened one store, relocated four stores and permanently closed 62 stores.

As of February 1,
2025, the Company operated 1,117 stores in 31 states, compared to 1,178 stores in 31 states as of February 3, 2024.

During 2025, the Company plans to open up to 15 new stores and close up to 50 underperforming stores as leases expire.

These store closings are anticipated to have minimal financial impact.
The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three
concepts, “Cato,” “Versona” and “It’s

Fashion.”

The Company’s Cato stores offer exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise
found in its Cato stores at www.catofashions.com.

Versona

is a unique fashion destination offering apparel and
accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona

merchandise can also
be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical fact,

including, without limitation, statements regarding the Company’s expected or estimated operational financial
results, activities or opportunities, and potential impacts and effects of interest rates, inflation or other factors that may affect our customers’ disposable income or our costs, are considered “forward-looking” within the meaning of The
Private Securities Litigation Reform Act of 1995.

Such forward-looking statements are based on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ
materially from those contemplated by the forward-looking statements.

Such factors include, but are not limited to, any
actual or perceived deterioration in the conditions that drive consumer confidence and spending,

including, but not
limited to, prevailing social, economic, political, geopolitical, and public health conditions and uncertainties,

levels of
unemployment, fuel, energy and food costs, inflation, wage rates, tax rates, interest rates, home values, consumer net worth and the availability of credit; changes in laws,

regulations or government policies affecting our business, including but not limited to tariffs; uncertainties regarding the impact of any governmental action regarding, or responses to, the foregoing conditions; competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to successfully implement our new store development strategy to increase new store openings and the ability of any such new stores to grow and perform as expected; adverse weather, public health threats (such as

COVID-19) or similar conditions that may affect our sales or operations;

inventory risks
due to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins; adverse
developments or volatility affecting the financial services industry or broader financial markets; and other factors
discussed under “Risk Factors” in Part I, Item 1A

of the Company’s

most recently filed annual report on Form 10-K and
in other reports the Company files with or furnishes to the SEC from time to time.

The Company does not undertake to
publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein

will not be realized. The Company is not responsible for any changes made to this press release by wire or Internet services.
* * *

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS

OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED November 2, 2024 AND October 28, 2023
(Dollars in thousands, except per share data)

Quarter Ended Twelve Months Ended
February 1, %
February 3, %
February 1, %
February 3, %
2025

Sales
2024

Sales
2025

Sales
2024

Sales
REVENUES

Retail sales
$ 155,292 100.0%
$ 172,144 100.0%
$ 642,140 100.0%
$ 700,318 100.0%

Other revenue (principally finance,

late fees and layaway charges)
2,617 1.7%
2,738 1.6%
7,666 1.2%
7,741 1.1%

Total revenues
157,909 101.7%
174,882 101.6%
649,806 101.2%
708,059 101.1%
GROSS MARGIN (Memo) 43,434 28.0%
53,367 31.0%
205,700 32.0%
236,005 33.7%
COSTS AND EXPENSES, NET

Cost of goods sold
111,858 72.0%
118,777 69.0%
436,440 68.0%
464,313 66.3%

Selling, general and administrative
58,680 37.8%
67,433 39.2%
231,489 36.0%
252,777 36.1%

Depreciation
2,711 1.7%
2,500 1.5%
9,817 1.5%
9,871 1.4%

Interest and other income
(1,618) -1.0%
(1,347) -0.8%
(11,827) -1.8%
(5,101) -0.7%

Costs and expenses, net
171,631 110.5%
187,363 108.8%
665,919 103.7%
721,860 103.1%
Income Before Income Taxes
(13,722) -8.8%
(12,481) -7.3%
(16,113) -2.5%
(13,801) -2.0%
Income Tax Expense

330 0.2%
10,937 6.4%
1,944 0.3%
10,140 1.4%
Net Income (Loss)
$ (14,052) -9.0%
$ (23,418) -13.6%
$ (18,057) -2.8%
$ (23,941) -3.4%
Basic Earnings Per Share
$ (0.74)
$ (1.14)
$ (0.97)
$ (1.17)
Diluted Earnings Per Share
$ (0.74)
$ (1.14)
$ (0.97)
$ (1.17)

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

February 1,
February 3,
2025

2024

(Unaudited)
(Unaudited)
ASSETS
Current Assets

Cash and cash equivalents
$ 20,279
$ 23,940

Short-term investments
57,423
79,012

Restricted cash
2,799
3,973

Accounts receivable - net
24,540
29,751

Merchandise inventories
110,739
98,603

Other current assets
7,406
7,783
Total Current Assets
223,186
243,062
Property and Equipment - net
60,326
64,022
Other Assets
19,979
25,047
Right-of-Use Assets, net
148,870
154,686

TOTAL
$ 452,361
$ 486,817
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
$ 130,684
$ 126,900
Current Lease Liability
57,555
61,108
Noncurrent Liabilities
13,485
14,475
Lease Liability
88,341
92,013
Stockholders' Equity
162,296
192,321

TOTAL
$ 452,361
$ 486,817